Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion by incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2007, except for Note 13, dated March 27, 2007, relating to the consolidated financial statements of US Gold Corporation as of December 31, 2006 and for the years ended December 31, 2005 and 2006, and the reference to our firm as experts in the prospectus which is a part of the registration statement.
/s/ Stark Winter Shenkein & Co., LLP
July 12, 2007
Denver, Colorado